SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam American Government Income Fund -- Class A shares
Fiscal period ending:  September 30, 1996
Inception date:  March 1, 1985


TOTAL RETURN

Formula  --  Average Annual Total Return:     ERV = P(1+T)^n

n   =    Number of Time Periods   1 Year    5 Years   10 Years

P   =    Initial Investment       $1000     $1000     $1000

ERV =    Ending Redeemable Value  $987.30   $1238.55  $1748.52

T   =    Average Annual
           Total Return           -1.27%    4.37%     5.75%

*Life of fund, if less than 10 years

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SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam American Government Income Fund -- Class B
Shares
Fiscal period ending:  September 30, 1996
Inception date:  May 20, 1994

TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n    =    Number of Time Periods  1 Year    Life*

P    =    Initial Investment      $1000     $1000

ERV  =    Ending Redeemable Value $979.31   $1118.65

T    =            Average Annual
                    Total Return  -2.07%   4.84%*

*Life of fund, if less than 10 years


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SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam American Government Income Fund -- Class M
Shares
Fiscal period ending:  September 30, 1996
Inception date:  February 14, 1995


TOTAL RETURN

Formula  --  Average Annual Total Return:     ERV = P(1+T)^n

n   =       Number of Time Periods    1 Year    Life*

P   =       Initial Investment        $1000     $1000

ERV =       Ending Redeemable Value   $998.92   $113.59

T   =        Average Annual
               Total Return           -0.11%         6.82%*

*Life of fund, if less than 10 years